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                                                                 EXHIBIT 10.40

                    AMENDMENT NO. 2 TO 1997 STOCK OPTION PLAN


         The Iron Age Holdings Corporation 1997 Stock Option Plan, originally effective February 26, 1997, and as amended by Amendment No. 1 effective April 8, 1999 (the "Plan"), is hereby further amended by this Amendment No. 2 effective as of January 29, 2000 as follows:

                  (1) Section 6(c)(1)(iv) of the Plan is amended to read in its entirety as follows:

                           (iv) YEAR 2000 SERIES B OPTIONS

                                    (A) This clause (iv) shall apply solely to
                  the Basic B Options Shares subject to Vesting for the fiscal year of the Company ending on the last Saturday in January, 2000 ("Year 2000 Options"). This clause (iv) shall be the exclusive means of Vesting any of the Year 2000 Options and shall apply notwithstanding anything to the contrary in
                  Section 6(c)(1)(ii)(A)(I).

                                    (B) With respect to the Year 2000 Options
                  (exclusive of such Options granted to the Chairman of the Company (the "Chairman")), 50% of such Options for the fiscal year ending the last Saturday in January, 2000 ("Fiscal Year 2000") shall Vest on the Release Date (as defined in Section
                  10) with respect to Fiscal Year 2000 without regard to the amount of the Actual Earnings (as defined in Section 10) for such fiscal year.

                                    If the Actual Earnings for the fiscal year
                  ending on the last Saturday in January, 2001 ("Fiscal Year 2001") equal or exceed the Target Earnings for Fiscal Year 2001 of $21,900,000, 50% (100% with respect to any such
                  Options granted to the Chairman) of the Year 2000 Options shall Vest on the Release Date for Fiscal Year 2001 in increments of one-fifth of such Option Shares for each 1% (or portion thereof) by which Actual Earnings for Fiscal Year 2001 in excess of the Target Earnings for Fiscal Year 2001, when added to Actual Earnings for Fiscal Year 2000, exceed 95% of the Target Earnings for Fiscal Year 2000. In no event shall such Year 2000 Options Vest with respect to all fiscal years as to more than the aggregate of all Option Shares represented by the Year 2000 Options.


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                  (2) A new paragraph is added to Section 5 of the Plan
following the fourth paragraph thereof:

                           In the event of a Sale Transaction (as defined
                  below), any Option Shares which have not been awarded to participants as of the date of the Sale Transaction shall be deemed awarded to participants (exclusive of the Chairman) on a pro-rata basis calculated by dividing each such participant's Option Shares (calculated separately for Basic B Options Shares and Extra B Option Shares (as defined below))
                  (i) by the total number of Basic B Option Shares outstanding at the time of the Sale Transaction (reduced by the number then held by the Chairman), or (ii) by the total number of Extra B Option Shares (reduced by the number then held by the Chairman), whichever is applicable.



January 29, 2000


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